THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES. ANY TRANSFEREE OF THIS SECURED CONVERTIBLE PROMISSORY NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS SECURED CONVERTIBLE PROMISSORY NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS SECURED CONVERTIBLE PROMISSORY NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF. SpringBig Holdings, Inc. Senior Secured Convertible Promissory Note Original Issuance Date: January 23, 2024 Principal: $___________ Maturity Date: January 23, 2026 FOR VALUE RECEIVED, SpringBig Holdings, Inc., a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to ____________________, or registered assigns (the “Holder”), collectively, the principal sum of $_________ (as such amount may be increased from time to time pursuant to Section 1.2 below, the “Principal”) pursuant to the terms of this Senior Secured Convertible Promissory Note (this “Note” and together with all other Senior Secured Convertible Promissory Notes issued pursuant to the Purchase Agreement, the “Notes”). For certainty, all amounts referred to in this Note and each other Loan Document are in the currency of the United States of America unless otherwise explicitly stated. The Maturity Date of this Note shall be 24 months from the Original Issuance Date of this Note, unless the Required Holders have given notice to the Maker that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note (the “Maturity Date”). The Maturity Date is the date upon which the Obligations shall be due and payable unless prepaid earlier or converted. This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein. This Note is issued secured by a first lien security interest as evidenced by and to the extent set forth in that certain Pledge and Security Agreement granted by the Maker and the Guarantor,

2 in favor of Shalcor Management Inc. (the “Lead Investor”), as agent for and on behalf of the Holders dated as of the Original Issuance Date (the “Pledge and Security Agreement”). All payments under or pursuant to this Note shall be made in United States dollars in immediately available funds to the Holders at the addresses of the Holders set forth in the Purchase Agreement (as hereinafter defined) or at such other place as a Holder may designate from time- to-time in writing to the Maker or by wire transfer of funds to a Holder’s account designated in writing by such Holder to the Maker. 1.1 Purchase Agreement; Subsidiary Guaranty. This Note has been executed and delivered pursuant to the Note Purchase Agreement, dated as of the Original Issuance Date (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker, the Lead Investor and the other Purchasers (as defined therein). Capitalized words and terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement. The full amount of this Note and all the cash payment obligations of the Company under the Loan Documents shall be guaranteed in full by the Guarantor pursuant to the Guaranty. 1.2 Interest. Interest on this Note shall commence accruing on the Original Issuance Date at 8% per annum (the “Interest”) calculated based on the outstanding Obligations, shall be computed on the basis of a 360-day year assuming a 30-day month (i.e. 30/360 basis) and shall be payable by the Company to the Holders. Interest is payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2024, to Holders of record at the close of business on the preceding January 1 and July 1 (whether or not such day is a Trading Day), respectively. Interest on this Note shall be payable by increasing the principal amount of the outstanding Note by an amount equal to the amount of Interest for the applicable interest period (rounded up to the nearest $1.00). Following an increase in the principal amount of this Note as a result of an Interest payment, this Note will bear interest on such increased principal amount from and after the date of such Interest payment. Unless the context requires otherwise, references to this Note or the “Principal” or the “Principal amount” of Notes including for any purpose includes any increase in the principal amount of the Notes as a result of an Interest payment. Notwithstanding any other provision of this Note or any other Loan Document, upon the occurrence of any Default which is continuing, the Borrowers shall pay interest and fees on the Obligations at a rate (payable on Demand as well after as before judgment) equal to the Interest rate then payable in accordance with this Agreement plus 8.0% per annum (such increased rate to be effective on the date of such Default and thereafter until the date such Default has been cured or waived in writing by the Required Holders) which shall compensate the Holders for the additional risk being assumed in connection with the outstanding Obligations during the continuance of such Default. No Prepayment. The Maker may not prepay any portion of the Principal prior to the Maturity Date. 1.4 Mandatory Repayments.

3 (a) Proceeds of Debt/Equity Issuance. The Maker shall repay to the Holder the Obligations in an aggregate principal amount equal to 25% of the net cash proceeds of any equity raised from an initial public or private offering undertaken by the Maker (other than an Exempt Issuance, and 100% of the net cash proceeds of any issuance of Indebtedness (other than Permitted Indebtedness) undertaken by the Maker or its Subsidiaries, in each case within three (3) Trading Days after the closing and funding of such equity raise or debt financing. (b) Asset Sales. The Maker shall repay to the Holder the Obligations in an aggregate principal amount equal to 100% of the net cash proceeds of any asset disposition (other than an asset disposition permitted hereunder) by the Maker or the Guarantor forthwith and no later than ten (10) Trading Days following receipt. Notwithstanding the foregoing, the Maker may retain net cash proceeds from an asset disposition if such cash proceeds are applied within 180 days of their receipt to acquire assets of the type used or useful in the Business, provided that the Maker notifies the Holder of its intentions regarding application of the Cash Proceeds within ten (10) Business Days of their receipt and the Required Holders consent to such application in writing. (c) Insurance Proceeds. The Maker shall repay to the Holder the Obligation in an aggregate principal amount equal to 100% of the net cash proceeds from any insurance claim (other than liability and business interruption insurance to the extent the business interruption is used to pay salaries or wages) made or settled by the Maker or the Guarantor forthwith and no later than ten (10) Trading Days following receipt by the Maker or the Guarantor, as applicable, unless the insurance proceeds are applied within 180 days of their receipt to acquire assets of the type used or useful in the Business, provided that, the Maker notifies the Holder of their intentions regarding application of the insurance proceeds within ten (10) Business Days of their receipt and the Required Holders consent to such application in writing. For certainty, any repayment received by the Holders pursuant to this Section shall, unless applied earlier in the sole discretion of the Required Holders, be held in trust by the Holders and applied to payments as and when they come due in accordance with the Pari Passu and Agency Agreement so as not to breach the restriction in Section 1.3 on prepayments. Notwithstanding the foregoing, all amounts received pursuant to this Section 1.4 shall be applied first to Obligations outstanding under the Term Note on a pro-rata basis, and second to obligations outstanding under this Note. 1.5 Payment on Non-Trading Days. For any relevant date other than the Maturity Date, whenever any payment to be made shall be due on a day which is not a Trading Day, any payment due on such date will be postponed to the next day that is a Trading Day unless such payment is to be made in kind and added to the Obligations in accordance with Section 1.2 herein, in which case it will be added to the Obligations on the applicable day, regardless of whether such day is a Trading Day. 1.6 Transfer. Neither the Maker nor the Guarantor may assign any of its rights hereunder or under any other Loan Document without the Holder’s prior written consent, given or withheld in the Holder’s sole discretion. For greater certainty, the Holder may, subject to applicable laws,

4 assign all or any portion of its right and obligations under this Note or any of the Loan Documents at any time, upon reasonable prior notice to Maker but without the consent of the Maker or the Guarantor; provided that, unless an Event of Default has occurred and is then continuing, the Holder may not transfer to any Person that is reasonably identified by Maker a competitor of the Maker (or an Affiliate of such competitor). 1.7 Replacement. Upon receipt of a duly executed Affidavit of Loss and Indemnity Agreement in customary form from a Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note. 1.8 Status of Note. The obligations of the Maker under this Note shall rank senior to all other existing Indebtedness and equity of the Company, other than the amounts owed under the Term Notes, to the extent of the first lien security interest in the collateral per the Pledge and Security Agreement. The obligations of the Maker under this Note shall rank pari passu with the amounts owed under the Term Notes and to the Holders. Upon any Liquidation Event (as hereinafter defined), the Holders will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker or any class of capital stock of the Maker, an amount equal to the greater of (i) the outstanding Principal, Interest and any other sums due and (ii) the amount that would have been received by Holders had they converted the Notes into Common Stock immediately prior to such Liquidation Event and participated in distributions payable to the holders of the Common Stock. For purposes of this Note, “Liquidation Event” means (i) a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker or (ii) a Change of Control transaction. ARTICLE 2 2.1 Events of Default. An “Event of Default” under this Note shall mean the following (unless the Event of Default is waived in writing by the Required Holders): (a) Any default in the payment of the Principal when due (whether on the Maturity Date or by acceleration or otherwise); (b) Following a three Trading Day opportunity to cure, any default in the payment of any Obligations other than the Principal when due (whether on the Maturity Date or by acceleration or otherwise); (c) Except as otherwise permitted in this Note, the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note or any Loan Document, including, for the avoidance of doubt, the Maker issuing any Indebtedness or the imposition of a Lien upon any of the assets of the Maker or any subsidiary, except for Permitted Indebtedness or Permitted Liens or as otherwise expressly permitted under Article 4; provided that if the Resale Registration Statement is not declared effective by the required effective date

5 due to factors outside the Maker’s control, including due to SEC delays, such failure to meet the required effective date shall not be considered an Event of Default under this Section 2.1; (d) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than Indebtedness under the Notes or the Term Notes), the aggregate principal amount of which Indebtedness is in excess of $100,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; (e) the Maker’s notice to the Holders, including by way of public announcement at any time of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Common Stock; (f) any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note or any other Loan Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; (g) the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; (h) a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 30 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be

6 taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of 30 days; (i) one or more final judgments or orders for the payment of money aggregating in excess of $100,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and/or any of its Subsidiaries, that is not dismissed or stayed within 30 days; (j) the Maker’s Common Stock ceases to be listed or quoted for trading on any Principal Market or a cease trade order is applied to the Maker’s Common Stock; or (k) the occurrence of a Change of Control; (l) the Maker or the Guarantor ceases to carry on business; (m) if any security delivered pursuant to this Note or any other Loan Document ceases to be enforceable or any security interest granted thereunder ceases to constitute a valid and effective lien with the priority contemplated hereunder; or the Maker or the Guarantor contests the validity or enforceability thereof or denies it has any further liability or obligation thereunder; (o) any material insurance policy of the Maker or the Guarantor has lapsed or is not otherwise maintained in accordance with the requirements contained herein; or (p) the continuance of a default under a Term Note beyond any waiver period, forbearance period or applicable cure periods (including, without limitation, any extensions of such cure periods agreed to in writing by all of the Holders. 2.2 Remedies Upon an Event of Default. (a) Upon the occurrence of any Event of Default, the Maker shall, immediately notify the Agent of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred. (b) At any time an Event of Default (other than under Section 2.1(g) or (h)) has occurred and is continuing, the Required Holders may at their option declare, by written notice to the Maker, the entire Principal amount and any other obligations then outstanding to become due and payable, without presentment, demand, protest or other notice of any kind except as set out earlier in this paragraph, all of which are hereby waived by the Maker, and the Holder may take all steps necessary to enforce upon any security granted to the Holder and otherwise avail itself of any and all remedies available to the Holder at law, by contract or in equity. (c) At any time an Event of Default under Section 2.1(g) or (h) has occurred and is continuing, then immediately and without notice or demand, the entire Principal amount and any other obligations then outstanding to become due and payable, without presentment, demand, protest or other notice of any kind except as set out earlier in this paragraph, all of which are hereby waived by the Maker, and the Holder may take all steps necessary to enforce

7 upon any security granted to the Holder and otherwise avail itself of any and all remedies available to the Holder at law, by contract or in equity. For greater certainty, it is expressly understood and agreed that the rights and remedies of the Holder under this Note or under any other Loan Document are cumulative and are in addition to, and not in substitution for, any rights or remedies provided by applicable law or by equity; and any single or partial exercise by the Holder of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Note or other Loan Document by the Maker or the Guarantor shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Holder may be lawfully entitled for such default or breach. The Holder shall not have any obligation to the Maker, Guarantor or any other person to realize any collateral or enforce any of the Loan Documents or any part thereof or to allow any of the Collateral to be sold, dealt with or otherwise disposed of. The Holder shall not be responsible or liable to the Maker, Guarantor or any other person for any loss or damage upon the realization or enforcement of or the failure to realize or enforce the Collateral or any part thereof or the failure to allow any of the Collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that the Holder may be responsible or liable for any loss or damage arising from its willful misconduct or gross negligence. If an Event of Default has occurred and is continuing, the Holder may, but shall be under no obligation to, perform any such covenants or agreements in any manner deemed fit by the Holder without thereby waiving any rights to enforce the Loan Documents. The reasonable expenses (including any reasonable legal costs) incurred by the Holder in respect of the foregoing shall be deemed to be added to and form part of the Obligations outstanding on the date incurred. ARTICLE 3 3.1 Conversion. (a) Conversion. At any time on or following the date of effectiveness of the first resale registration statement covering the applicable Conversion Shares and prior to the close of business on the last Trading Day immediately preceding the Maturity Date, this Note shall be convertible (in whole or in part) at the option of a Holder into such number of fully paid and non- assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding Principal that such Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which a Holder delivers to the Maker a notice of conversion in substantially the form attached hereto as Exhibit B (the “Conversion Notice”). A Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

8 (b) Conversion Price. The “Conversion Price” means $0.15 and shall be subject to adjustment as provided herein. 3.2 Delivery of Conversion Shares. As soon as practicable after any conversion or payment of any amount due hereunder in the form of shares of Common Stock in accordance with this Note, and in any event within the Standard Settlement Period thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the relevant Holder, or as such Holder may direct, a certificate or certificates evidencing the number of shares of fully paid and non-assessable Common Stock to which such Holder shall be entitled on such conversion or payment (the “Conversion Shares”), in the applicable denominations based on the applicable conversion or payment, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the Common Stock issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of such Holder, the Company shall cause its transfer agent to electronically transmit such Conversion Shares issuable upon conversion of this Note to such Holder (or its designee), by crediting the account of such Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by such Holder (or its designee). 3.3 Adjustment of Conversion Price. (a) Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to a combination: (i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time-to-time after the Original Issuance Date effect a split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time-to-time after the Original Issuance Date, combine the outstanding Common Stock into a lesser number of shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.3(a)(i) shall be effective at the close of business on the date the stock split or combination occurs. (ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

9 (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. (iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.3(a)(iii) with respect to the rights of the Holders; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions. (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.3(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.3(a)(v) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein. (v) Adjustment Due to Dilutive Issuance. If the Company shall issue or sell any additional Common Stock after the date hereof (other than any Exempt Issuance), then

10 the aggregate number of Conversion Shares issuable pursuant to this Note will be increased, from and after the date of such issuance, to that number of shares of Common Stock determined by multiplying (i) the aggregate number of Conversion Shares immediately prior to such issuance or sale, by (ii) a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued in such issuance or sale (in each case, as determined on a Fully Diluted Basis), and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale (as determined on a Fully Diluted Basis) plus the number of shares of Common Stock that the aggregate consideration received by the Company in such issuance or sale would purchase at the Conversion Price in effect immediately before such issuance or sale. The Conversion Price shall also be proportionately reduced in connection with any such adjustment, such that the aggregate Conversion Price for an exercise in full of this Note after such adjustment shall be equal to such aggregate Conversion Price immediately prior to such adjustment. For purposes hereof, “Fully Diluted Basis” means, with respect to the Common Stock at any time of determination, the number of shares of Common Stock that would be issued and outstanding at such time, assuming that all outstanding options, rights or warrants to subscribe for Common Stock and all derivative and convertible securities have been exercised, converted or exchanged, including this Note. (vi) Fractional Shares. If any adjustments to the Conversion Price under this Section 3.3 result in a fractional amount, the fractional amount rounded down to the nearest whole cent. (vii) Consideration for Stock. In case any Common Stock or any Common Stock Equivalents shall be issued or sold: (1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the board of directors of the Maker, of such portion of the assets and business of the non-surviving corporation as such board of directors may determine to be attributable to such Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or (2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such

11 stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock are issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.3(a)(vii) shall be allocated among such securities and assets as determined in good faith by the board of directors of the Maker. (viii) Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the Common Stock shall be deemed to be such record date. (b) No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment. (c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.3, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holders a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of a Holder, at any time, furnish or cause to be furnished to such Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount. (d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by a Holder in connection with any such conversion. (e) Fractional Shares. No fractional Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holders would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

12 (f) Reservation of Common Stock. The Maker shall at all while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock the Required Minimum of Common Stock (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time-to-time, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.3(f). ARTICLE 4 4.1 Representations and Warranties. The Maker, on its own behalf and on behalf of the Guarantor, as applicable, represents and warrants to the Holder on the date hereof that the representations and warranties set forth in the Purchase Agreement are true and correct. ARTICLE 5 5.1 Covenants. For so long as the Note is outstanding, without the prior written consent of the Required Holders: (a) Rank. All payments due under this Note shall rank senior to all other Indebtedness of the Company and its Subsidiaries, except for the Term Notes, which shall be pari passu with the Obligations owing hereunder in accordance with the terms of the Pari Passu and Agency Agreement. (b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guaranty or assume any Indebtedness (other than (i) this Note and the Term Notes and (ii) Permitted Indebtedness). (c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest, deed of trust, or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens. (d) Restricted Payments. Except as otherwise provided for in this Note, the Term Notes or the other Loan Documents, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note and the Term Notes, so long as any such payment is made in accordance with the Pari Passu and Agency Agreement) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the

13 passage of time and without being cured would constitute an Event of Default has occurred and is continuing. (e) Restriction on Redemptions, Prepayment and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, repurchase or declare or pay any cash dividend or distribution on any of its capital stock. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, repurchase, or redeem any of its capital stock, other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any Subsidiary in connection with the cessation of such employment or service at no greater than the lower of the original purchase price thereof or its fair market value. (f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales or licenses of inventory and products in the ordinary course of business and (iii) sales of unwanted or obsolete assets. (g) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its material Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. The Maker and the Guarantor shall engage in the Business as now conducted by it and natural and logical extensions thereof and businesses related thereto; carry on and conduct its business and operations, including the Business in accordance with good business practices. In addition, the Maker and the Guarantor shall maintain and be in good standing with respect to (i) all governmental and regulatory authorizations, licenses and permits necessary to conduct its business, (ii) compliance with applicable laws and regulations, including related to environmental matters, U.S. anti-money laundering laws and regulations and anti-terrorism laws and regulations and (iii) compliance with its Material Agreements, in the case of (i) and (iii) except to the extent that such failure to maintain, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. (h) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, in each case that are necessary or material to the conduct of its business, except those that the loss of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. (i) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original

14 works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor of the Company and/or any of its Subsidiaries, in each case that are necessary or material to the conduct of its business in full force and effect, except those that the loss of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. (j) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. The Agent shall be listed on property and casualty policies as loss payee and additional insured and such policies shall contain a loss payable clause. (k) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of or payment for management, consulting or other services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice as described in Maker’s SEC Reports or otherwise by Maker to Holder in connection herewith and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof. (l) Use of Proceeds; Compliance with Law. The Maker shall use the proceeds of this Note as set forth in Section 4.5 of the Purchase Agreement. The Maker and each of its Subsidiaries shall comply with all laws applicable to them in all material respects. (m) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. (n) Financial Statements. (A) At any time the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the Original Issuance Date, the Company shall deliver to the Holders, all such reporting required to delivered under Sections 13 and

15 15(d) of the Exchange Act concurrently with the deliveries thereunder (or in any event by no later than the dates set forth in clauses (B)(1) and (B)(2) below). (B) At any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the Original Issuance Date, the Company shall deliver to the Holders: (1)           within 120 days after the end of each fiscal year (or if such day is not a Trading Day, on the next succeeding Trading Day), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Company’s independent registered public accounting firm; and (2)           within 60 days after the end of each of the first three fiscal quarters of each fiscal year (or if such day is not a Trading Day, on the next succeeding Trading Day), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements prepared in accordance with GAAP; in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below; provided, however, that the Company shall not be required to (i) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S- K with respect to any “non-GAAP” financial information contained therein, (ii) provide any information that is not otherwise similar to information currently included in its most recent annual report on Form 10-K or quarterly report on Form 10-Q, (iii) provide separate financial statements or other information contemplated by Rules 3-05, 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X, or in each case any successor provisions or any schedules required by Regulation S-X or (iv) contain any “segment reporting.” In addition, notwithstanding the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307, 308 or 402 of Regulation S-K. (o) Minimum Cash Balance. The Company shall not permit its total cash balance in the Company Deposit Accounts to be less than One Million Dollars ($1,000,000) at all times (the “Minimum Cash Balance Requirement”). (o) Compliance Certificates. The Company shall deliver to the Holders within 5 Trading Days after the end of each month an officer’s certificate in the form set out in Exhibit A attached hereto which shall certify, among other things, (i) the cash balance in the Company Deposit Accounts as at such month end, (ii) that no Default or Event of Default has occurred or is continuing, and (iii) that the Maker and the Guarantor are in compliance with all covenants and obligations contained in the Loan Documents. (p) Notices of Maker. The Maker shall deliver to the Agent and Lightbank prompt notice upon becoming aware of:

16 (a) the occurrence of any Default or Event of Default (for greater certainty, whether or not such Default or Event of Default is continuing); (b) any suit, litigation, investigation or other proceeding which is commenced or threatened in writing against the Maker or the Guarantor which involves a claim in excess of $100,000 (or the equivalent amount in any other currency or currencies); (c) the occurrence of any Material Adverse Effect; (d) any proposed change in the Maker’s or the Guarantor’s auditor; or (e) any notice of default, acceleration, termination or suspension received by either the Maker or the Guarantor in respect of (i) any Indebtedness with an amount outstanding amount in excess of $100,000 or (ii) any Material Agreement, in each case, together with a detailed statement by a senior officer of the Maker of the steps being taken to cure, prevent or respond to, and the effect of, such event or circumstance, as the case may be. (q) Change of Control. The Maker shall not enter into any transaction that would result in a Change of Control. (r) Further Assurances. Upon request of the Required Holders and as necessary to comply with future developments or requirements, the Maker shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Note. (s) Audits and Visits. The Maker and the Guarantor will, at any time and from time to time during regular business hours on any Trading Day from time to time as requested by the Holder, permit the Holder, or its agents or representatives,(i) on a confidential basis, to examine all books, records and documents in its possession or under its control relating to the Collateral and (ii) to visit its offices, properties and Collateral Locations of the Maker and the Guarantor (as applicable). (t) Observer Status. The Holder shall be given observer status on the board of directors of the Maker and shall be provided with reasonable written notice of any directors meeting or any matter requiring director approval. ARTICLE 5

17 5.1 Conditions Precedent. Prior to the Holder advancing any funds to the Maker hereunder, the conditions precedent contained in the Purchase Agreement shall be satisfied to the Required Holder’s discretion: ARTICLE 6 6.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of delivery to a carrier , if sent by U.S. nationally recognized overnight courier service next Trading Day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement. 6.2 Governing Law; Exclusive Jurisdiction; Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York, New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note and any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. The Company hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Note and the other Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

18 6.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose. 6.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, under any other Loan Document, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note or any other Loan Document. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holders thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holders and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of pleading and proving irreparable harm or lack of an adequate remedy at law and without any bond or other security being required. 6.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement by the Holders of this Note, including, without limitation, reasonable attorneys’ fees and expenses. 6.6 Binding Effect. The obligations of the Maker set forth herein shall be binding upon its successors and assigns, whether or not such successors or assigns are permitted by the terms herein. 6.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holders. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of the Holders to exercise any right hereunder in any manner impair the exercise of any such right. 6.8 Compliance with Securities Laws. Each Holder of this Note acknowledges that this Note is being acquired solely for such Holder’s own account and not as a nominee for any other party, and for investment, and that such Holder shall not offer, sell or otherwise dispose of this Note in violation of applicable securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form: “THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR

19 PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR OR THE MAKER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.” 6.9 Exclusive Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Note shall be brought and enforced only as provided in the Purchase Agreement. 6.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holders in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. 6.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, and do hereby waive the right to a trial by jury. 6.12 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement unless otherwise defined in Exhibit B attached hereto. 6.13 Taxes Yield Protection and Increased Costs (a) All payments made to the Holder will be made free and clear of any taxes, withholdings or other deductions of any nature. If any such taxes, deductions or withholdings are required by law to be made or paid and the Maker or the Guarantor makes or pays such deductions or withholdings from payments it makes to the Holder, the Maker and the Guarantor shall, as a separate obligation, pay to the Holder such amounts as are necessary to indemnify the Holder from any losses arising from such taxes, deductions or withholdings. (b) The Maker and the Guarantor will reimburse the Holder on demand for any reasonable costs incurred by the Holder in performing its obligations under this Note or under any other Loan Document resulting from any change in law, regulation, treaty or regulatory requirement (whether or not having the force of law) including, without limitation, any reserve or special deposit requirements, any tax or capital requirements or any change in the compliance of the Holder therewith that, in the determination of the Holder, has the effect of increasing the cost of funding to the Holder or reducing its effective rate of return on capital.

20 6.14 Indemnities. (a) The Maker and the Guarantor agree to indemnify and hold harmless the Holder and each of its affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its affiliates (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any person (including the Maker or the Guarantor) other than an Indemnified Party, arising out of, in connection with, or by reason of: (i) the execution or delivery of this Note or any agreement or instrument contemplated by this Note (including, without limitation, any Loan Document), the performance by the parties thereto of their respective obligations under this Note or any other Loan Document or the consummation of the transactions contemplated by such documents; (ii) any loan, extension of credit, or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of hazardous materials on or from any property currently or formerly owned or operated by the Maker, the Guarantor or any subsidiary thereof, or any environmental liability related to the Maker, the Guarantor or any subsidiary thereof in any way; or (iv) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Maker or the Guarantor, and regardless of whether any Indemnified Party is a party thereto; provided that, such indemnity shall not (i) apply to any income or gains of Holder with respect to payments by Maker with respect to this Note, Holder’s conversion of this Note or the sale of any shares obtained pursuant to this Note; or (ii) be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. (b) In addition to any liability or obligation of the Maker or the Guarantor to the Holder under any other provision of this Note, the Maker and the Holder shall indemnify and hold the Holder harmless against any and all losses, claims, costs, damages or liabilities (including any expense or cost incurred in the liquidation and re- deployment of funds acquired to fund or maintain any portion of a loan or advance and reasonable out-of-pocket expenses and legal fees) incurred by the Holder as a result of or in connection with the Maker or the Guarantor’s failure to fulfil any of its obligations, including any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by the

21 Holder to fund any bankers’ acceptance or letter of credit, or to fund or maintain any loan, as a result of the Maker’s or the Guarantor’s failure to complete a drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder. A certificate from the Holder setting forth the amount or amounts necessary to compensate it for any such loss, claim, cost, damage or liability, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Maker, shall be conclusive absent manifest error. (c) The Maker and the Guarantor agrees, to the fullest extent permitted by applicable law, not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits or anticipated savings), as opposed to actual or direct damages, resulting from this Note or any Loan Document or arising out of such Indemnified Party’s activities in connection herewith or therewith. 6.15 Survival. The termination of this Note shall not relieve the Maker or the Guarantor from their obligations to the Holder arising prior to such termination, such as obligations arising as a result of or in connection with any breach of this Note, any failure to comply with this Note or the inaccuracy of any representations and warranties made or deemed to have been made prior to such termination, and obligations arising pursuant to all indemnity obligations contained herein. The Maker’s and the Guarantor’s obligations to indemnify the Holder with respect to the expenses, damages, losses, costs, liabilities and other obligations in accordance with Section 6.14 herein shall survive until the later of (i) all applicable statute of limitations periods with respect to actions that may be brought against the Holder or any other indemnified party have run and (ii) 365 days following the entry of a final non-appealable order of a court of competent jurisdiction with respect to actions brought against the Holder or any other Indemnified Party that were initiated prior to the end of the applicable statute of limitations for such actions. Notwithstanding the foregoing, upon irrevocable payment in full of all principal, interest and other outstanding obligations, Agent will release its security interest in the Collateral. 6.16 Severability. Each provision of this Note shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision. This Note may be executed and delivered in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. [Signature Page Follows]

[Signature page for Convertible Note] IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated. SPRINGBIG HOLDINGS, INC. By: /s/ Paul Sykes Name: Paul Sykes Title: Chief Financial Officer

EXHIBIT A Definitions (a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise. (b) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries. (c) “Collateral” means all present and after acquire property and any proceeds thereof that is subject, or intended to be subject, to the Liens created by any Loan Document. (d) “Common Stock” means issued and outstanding shares in the capital of an entity. (e) “Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both. (f) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder. (g) “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options issued to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non- employee members of the board of directors or a majority of the members of a committee of non- employee directors established for such purpose for services rendered to the Company, (b) the Common Stock issued upon conversion of the Notes, (c) securities issued upon the exercise or exchange of or conversion of any securities issued prior to the execution of the Purchase Agreement, other than the L1 Documents or pursuant to the L1 Debt Settlement Agreement, (d) securities issued in connection with any merger, acquisition or strategic transaction approved by a majority of the directors of the Company and the Lead Investor and Lightbank.

(h) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin- off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. (i) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder. (j) “Guarantor” means SpringBig, Inc. a Delaware corporation. (k) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; and (d) any obligation guaranteeing or intended to guaranty (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person. (l) “Lightbank” means Lightbank II, L.P. (m) “Loan Documents” means this Note, the Pledge and Security Agreement, the Guaranty, the Pari Passu and Agency Agreement, the Transaction Documents (as defined in the Purchase Agreement) and all other agreements (including inter-creditor agreements), documents and instruments required or contemplated to be delivered under this Note, now or hereafter, by the Maker or the Guarantor to the Holder and any other document which, pursuant to the provisions of this Note, is stated to be a Loan Document or is otherwise executed and delivered by the Maker or the Guarantor in connection with the obligations owed to the Holder hereunder. “Loan Document” means any one of them. (n) “Material Adverse Effect” has the meaning assigned to such term in the Purchase Agreement. (o) “Obligations” means the Principal, any accrued and outstanding Interest and any other amounts owing hereunder or under any other Loan Document. (p) “Pari Passu and Agency Agreement” means the pari passu and agency agreement dated on or about the date hereof entered between the Holders (as defined hereunder and under the Term Notes) and acknowledged and agreed to by the Maker and the Guarantor. (q) “Permitted Indebtedness” means (i) Indebtedness evidenced by the Notes and the Term Notes, (ii) capitalized leases and purchase money security interests for purchases of equipment and assets used in the business in the ordinary course of business, in an aggregate amount outstanding not to exceed $100,000, and (iii) any Indebtedness incurred, issued or outstanding on the Original Issuance Date and set out in Schedule I attached hereto and any refinancing, replacement, exchange, renewal, repayment or extension thereof. (r) “Permitted Liens” means (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s Liens, mechanics’ Liens and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing Permitted Indebtedness, and (v) incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under this Note and (viii) any Liens issued or outstanding on the Original Issuance Date and set out in Schedule I attached hereto. (s) “Principal Market” means any of the OTCQX Best Market, OTCQB Venture Market, New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market, or any successors of any of these trading platforms or exchanges on which the Common Stock is listed or quoted for trading, as applicable. (t) “Required Holders” shall mean Holders holding more than 50% of the aggregate then outstanding Obligations, which must include the Lead Investor and Lightbank. (u) “Required Minimum” means a number of shares of Common Stock equal to 150% of the number of Conversion Shares issuable upon conversion of the Notes as of the Original Issuance Date. (v) “SEC” means the United States Securities and Exchange Commission or the successor thereto. (w) “Securities Act” means the Securities Act of 1933, as amended. (x) “Standard Settlement Period” means two Trading Days. (y) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group. (z) “Subsidiary” has the meaning ascribed thereto in the Purchase Agreement. (aa) “Term Notes” means the Senior Secured Term Promissory Notes to be issued by the Company bearing interest at the rate of 12% per annum and to be secured pursuant to the Security Agreement. (bb) “Trading Day” means a day on which the Common Stock are traded on a Principal Market for at least 4.5 hours.

EXHIBIT B FORM OF COMPLIANCE CERTIFICATE

EXHIBIT C FORM OF CONVERSION NOTICE (To be Executed by a Holder in order to Convert the Note) The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of SpringBig Holdings, Inc. (the “Maker”) according to the conditions hereof, as of the date written below. Date of Conversion: Conversion Amount: Conversion Price: Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date: Number of shares of Common Stock to be issued: [HOLDER] By: Name: Title: Address: